                                                            EXHIBIT 4(a)











                          BUTLER EMPLOYEE SAVINGS TRUST

                                     (BEST)







                                  PLAN DOCUMENT

                 AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 1996












            THIS DOCUMENT IS BASED ON THE PLAN ADOPTED MARCH 1, 1987
                                AND INCLUDES THE
                FIRST AMENDMENT DATED AS OF JANUARY 30, 1989, THE
              SECOND AMENDMENT DATED AS OF SEPTEMBER 20, 1989, AND
               AMENDMENTS INCORPORATED IN THE RESTATED PLAN AS OF
               JANUARY 1, 1989, AUGUST 1, 1994, AND APRIL 1, 1996

                      BUTLER EMPLOYEE SAVINGS TRUST (BEST)

                                  INTRODUCTION



Effective as of March 1, 1987, Butler Manufacturing Company, a Delaware corporation (hereinafter referred to as the "Company"), adopted the Butler Employee Savings Trust (BEST) (hereinafter referred to as the "Plan"). As a result of legislation and Treasury Regulations, amendments to the Plan were required effective January 1, 1989 and January 1, 1993. The Plan is hereby further amended and restated, effective April 1, 1996, primarily for the purpose of providing the Company's Common Stock as an investment option.

The purpose of this Plan is to provide additional incentive and retirement security for eligible employees by allowing them to make salary reduction contributions that are tax-deferred and which may be matched by contributions made by the Company out of its net profits.

It is intended that this Plan shall be approved and qualified by the Internal Revenue Service as satisfying the pertinent requirements of the Internal Revenue Code of 1986 as amended (the "Code") with respect to employee plans and trusts so that (1) the Participants' salary redirection contributions under the Plan shall be tax deferred; (2) the Company may deduct for Federal income tax purposes its contributions to the Trust Fund (including the Participants' Salary Redirection Contributions); (3) the Company contributions so made and the income of the Trust Fund shall not be subject to Federal income tax to the Participants until received; and (4) the income of the Trust Fund shall be exempt from Federal income tax.

It is also intended that this Plan and Trust shall satisfy the pertinent requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, and the Plan and Trust shall be interpreted, wherever possible, to comply with the terms of ERISA.

                      BUTLER EMPLOYEE SAVINGS TRUST (BEST)


                              TABLE OF CONTENTS



ARTICLE/SECTION                   TITLES/SECTION HEADINGS            PAGE


     I                            DEFINITIONS                        I-1

            1.01                  Accounting Year                    I-1
            1.02                  Accounts                           I-1
            1.03                  Administrative Committee           I-1
            1.04                  Affiliate                          I-1
            1.05                  Age                                I-1
            1.06                  Beneficiary                        I-1
            1.07                  Board of Directors                 I-1
            1.08                  Break in Service                   I-2
            1.09                  Company                            I-2
            1.10                  Compensation                       I-2
            1.11                  Company Matching Account           I-2
            1.12                  Company Matching Contributions     I-3
            1.13                  Early Retirement Age               I-3
            1.14                  Effective Date                     I-3
            1.15                  Employee                           I-3
            1.16                  Employee Salary Redirection
                                   Contributions                     I-3
            1.17                  Employee Salary Redirection
                                      Contribution Account           I-3
            1.18                  Entry Date                         I-3
            1.19                  Fiduciary                          I-3
            1.20                  Hour of Service                    I-3
            1.21                  Net Profits                        I-5
            1.22                  Nondiscrimination Compensation     I-5
            1.23                  Normal Retirement Age              I-5
            1.24                  Participant                        I-5
            1.25                  Plan                               I-5
            1.26                  Rollover Account                   I-5
            1.27                  Spouse                             I-6
            1.28                  Total and Permanent Disability     I-6
            1.29                  Trust                              I-6

                                       P-1
            1.30                  Trust Agreement                    I-6
            1.31                  Trustee                            I-6
            1.32                  Trust Fund                         I-6
            1.33                  Valuation Date                     I-6
            1.34                  Non-Gender Clause                  I-7


     II                           PARTICIPATION IN THE PLAN         II-1

             2.01                 Eligibility to Participate        II-1
             2.02                 Election to Participate           II-1
             2.03                 Change in Employment Classification
                                      From An Eligible Employee     II-1

             2.04                 Change in Employment Classification
                                      To An Eligible Employee       II-2
             2.05                 Plan and Trust Binding            II-2


     III                          CONTRIBUTIONS                    III-1

             3.01                 Employee Contributions           III-1
             3.02                 Company Matching Contributions   III-1
             3.03                 Maximum Deductible Contributions III-2
             3.04                 Limitations on Contributions     III-2
             3.05                 Corrective Adjustments           III-4
             3.06                 Combined Plans Limit             III-4
             3.07                 Mathematical Nondiscrimination
                                   Test for Employee Salary
                                   Redirection Contributions       III-5
             3.08                 Mathematical Nondiscrimination
                                   Test for Employee Regular and
                                   Employer Matching Contributions;
                                   Disposition of Excess Amounts   III-7
             3.09                 Aggregation of Nondiscrimination
                                   Tests                           III-9
             3.10                 Rollover Contributions;
                                   Plan-to-Plan Transfers          III-9

     IV                           ACCOUNTS OF PARTICIPANTS          IV-1

             4.01                 Trust Fund Valuation              IV-1
             4.02                 (Reserved for future use)         IV-1
             4.03                 Investment Funds                  IV-1
             4.04                 Trustee's and Administrative
                                   Committee's Determinations
                                   Binding                          IV-1
             4.05                 Investment of Accounts            IV-2
             4.06                 Benefit Statements                IV-7

                                       P-2
     V                            DISTRIBUTIONS UNDER THE PLAN       V-1

             5.01                 Valuation of Accounts for
                                   Distribution                      V-1
             5.02                 Amount of Distributions/
                                   Distributable Events              V-1
             5.03                 Timing of Distributions            V-1
             5.04                 Forms of Distributions             V-1
             5.05                 In-Service Withdrawals by
                                   Participants                      V-2
             5.06                 Qualified Domestic Relations
                                   Orders                            V-3
             5.07                 Loans to Participants              V-3
             5.08                 Direct Rollover of Eligible
                                   Rollover Distributions            V-5


     VI                           ADMINISTRATION                    VI-1

             6.01                 Allocation of Responsibility
                                   Among Fiduciaries for Plan and
                                   Trust Administration             VI-1

             6.02                 Administrative Committee          VI-1
             6.03                 Administrative Committee's
                                   Powers and Duties                VI-2
             6.04                 Claims Procedure                  VI-3
             6.05                 Non-Discrimination                VI-4
             6.06                 Trustee May Request Instructions  VI-4
             6.07                 Legal Counsel                     VI-4
             6.08                 Payment of Advisors               VI-4
             6.09                 Indemnification                   VI-4

     VII                          THE TRUST FUND AND THE TRUSTEE   VII-1

             7.01                 Trust Agreement                  VII-1
             7.02                 Investment of Trust Fund         VII-1
             7.03                 Non-Reversion; Exclusive Benefit
                                   Clause                          VII-1
             7.04                 Removal of Trustee               VII-1
             7.05                 Powers of Trustee                VII-1
             7.06                 Trust Agreement Part of Plan     VII-1
             7.07                 Trustee's Settlement of Accounts VII-1


     VIII    AMENDMENT AND TERMINATION                            VIII-1

             8.01                 Amendment                       VIII-1
             8.02                 Termination                     VIII-1

                                       P-3

             8.03                 Distribution of Accounts Upon
                                   Plan Termination               VIII-1


     IX                           TOP-HEAVY PROVISIONS              IX-1

             9.01                 Application                       IX-1
             9.02                 Special Minimum Benefit           IX-1
             9.03                 Special Combined Plans Limit      IX-1
             9.04                 Key Employee Defined              IX-1
             9.05                 Aggregation Group of Plans
                                   Defined                          IX-2


     X                            MISCELLANEOUS PROVISIONS           X-1

             10.01                Plan Merger, Consolidation or
                                   Transfer of Assets                X-1
             10.02                Spendthrift Clause                 X-1
             10.03                Plan Voluntary                     X-1
             10.04                Reservation of Right to Suspend or
                                      Discontinue Contributions      X-1
             10.05                Non-Guarantee of Employment        X-1
             10.06                Governing Law                      X-1
             10.07                Facility of Payment                X-1
             10.08                Severability Clause                X-2
             10.09                Successor Companies                X-2
             10.10                Text of Plan Document Controls     X-2

                                   SIGNATURES


This instrument is executed in _____________________ counterparts, each of which shall be deemed to be the original. This is copy
- --------------------.

                                    ARTICLE I

                                   DEFINITIONS


The following terms, as used in this Plan, shall have the meaning specified in this Article I, unless a different meaning is clearly required by the context in which they are used:

Section 1.01. The term "Accounting Year" shall mean a twelve (12) month period beginning on each January 1 and ending on the following December 31.

Section 1.02.  The term "Accounts" shall mean a Participant's
Employee Salary Redirection Contribution Account, Company Matching Account, and, if applicable, Rollover Account.

Section 1.03. The terms "Administrative Committee" or "Committee" shall mean the Administrative Committee as provided for in Article VI hereof.

Section 1.04. The term "Affiliate" shall mean any corporation or unincorporated trade or business which is a member, as is the Company, of the same controlled group of corporations, the same group of trades or businesses under common control, or the same affiliated service group (within the meaning of Code Sections 414(b), 414(c) or 414(m), respectively).

Section 1.05. The term "Age" shall mean the age, in years, of a Participant as of the last anniversary of his date of birth.

Section 1.06. The term "Beneficiary" shall mean the Spouse of the Participant, or, in the event that either

              (a)     the Participant has no Spouse at his death, or

              (b) his surviving Spouse has agreed, in writing, witnessed by a Plan representative or notary public, to the designation of another Beneficiary,

the person or persons (including a trust) designated by the Participant in the latest written notice to the Administrative Committee on a form approved by the Committee. If any non-spouse Beneficiary so designated predeceases the
Participant and the Participant has no Spouse at his death and has not designated another Beneficiary, his estate shall be his Beneficiary. The Participant shall have the right to change his Beneficiary from time to time in the manner herein above described.

Any Beneficiary designation made in accordance with the above, shall be automatically revoked on the marriage or remarriage of the Participant.

Section 1.07. The term "Board of Directors" shall mean the Board of Directors of the

Company.

Section 1.08. The term "Break in Service" shall mean a Plan Year or first twelve
(12) months of employment during which an Employee or former Employee has not been credited with more than five hundred (500) Hours of Service. However, in accordance with Code Section 410(a)(5)(E) and 411 (a)(6)(E), an Employee shall not incur a Break in Service in the first Accounting Year that he is not credited with more than five hundred (500) Hours of Service because of an absence from work which begins on or after April 1, 1986, due to the

              (a)     pregnancy of the Employee;

              (b)     birth of a child of the Employee;

              (c)     placement of a child for adoption with the Employee;
                      or

              (d) care by the Employee of a child immediately following such a birth or placement.

To avoid incurring a Break in Service, an Employee, at the request of the Committee, shall establish that the absence was due to one of the reasons described above and the number of days for which there was such an absence.

Section 1.09. The term "Company" shall mean Butler Manufacturing Company and any Affiliate which adopts this Plan with the consent of the Board of Directors, and subject to the provisions of Article X, any corporation or other entity into which a Company shall be merged or consolidated or to which all or substantially all of its assets may be transferred.

Section 1.10. The term "Compensation" shall mean the Participant's total cash compensation (as reported on Treasury department Form W- 2) paid by the Company during any pay period, including overtime and bonuses, as well as any Employee Salary Redirection Contributions to this Plan or a Code Section 125 Plan and payments from an executive incentive plan, but excluding extraordinary items of compensation, such as imputed income from group term life insurance, taxable perquisites and taxable moving allowances. No annual earnings in excess of one hundred fifty thousand dollars ($150,000) shall be counted as "Compensation" for purposes of this Plan. Such $150,000 cap shall be adjusted for cost of living increases in the manner described in Code Section 401 (a)(17).

Compensation for U. S. citizens employed in a foreign country on assignment by the Company shall exclude foreign service premiums, hardship allowances, housing allowances, goods and services allowances, or any other payment designed to compensate such individuals solely for their change in geographic location.

Section 1.11. The term "Company Matching Account" shall mean the account established on behalf of a Participant to which shall be credited the amount of any Company Matching Contributions allocated to the Participant pursuant to
Section 3.02, and this account's
proportionate share of any net investment gains, determined in accordance with Section 4.01 hereof. From said account its proportionate share of any net investment losses, as determined in accordance with Section 4.01 hereof, and any benefit payments or withdrawals shall be deducted. The Participant's interest in his Company Matching Contribution Account shall be fully vested and nonforfeitable.

Section 1.12. The term "Company Matching Contributions" shall mean the matching contributions the Company may make as provided in Section 3.02 hereof.

Section 1.13. The term "Early Retirement Age" shall mean Age fifty- five (55).

Section 1.14. The term "Effective Date" shall mean March 1, 1987.

Section 1.15. The term "Employee" shall mean each "core" employee of the Company who is employed in the United States including U. S. citizens employed in a foreign country on assignment by the Company but excluding (i) any employee who is included in a unit covered by a bargaining agreement between the Company and collective bargaining representatives, unless such collective bargaining agreement provides for coverage hereunder, (ii) any employee who is not a United States citizen and who is employed primarily outside the United States, (iii) any "leased employee" as defined in Code Section 414(n)(2), and (iv) any employee group designated in writing by the Company as non-participating. A "core" employee is as defined by the Company.

Section 1.16. The term "Employee Salary Redirection Contributions" shall mean the contributions made by a Participant pursuant to Section 3.01 hereof which are considered "elective deferrals" as described in Code Section 402(g)(3).

Section 1.17. The term "Employee Salary Redirection Contribution Account" shall mean the account established on behalf of a Participant to which shall be credited (i) the amount of his contributions pursuant to Section 3.01 hereof, and (ii) the account's proportionate share of any net investment gains, determined in accordance with Section 4.01 hereof. From said account, its proportionate share of any net investment losses, determined in accordance with
Section 4.01 hereof, and any benefit payments or withdrawals shall be deducted. The Participant's interest in his Employee Salary Redirection Contribution Account shall be fully vested and nonforfeitable.

Section 1.18. The term "Entry Date" shall mean the first day of each calendar quarter (i.e., the first day of January, April, July or October). A special entry date of August 1, 1994 was established in recognition of expanded investment choices and increased level of Employee Salary Redirection Contributions implemented on that date.

Section 1.19. The term "Fiduciary" shall have the same meaning as contained in the definition in ERISA Section 3(21)(A) and, whenever applicable, shall include the Trustee.

Section 1.20. The term "Hour of Service" shall mean each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Company:

               (a)    for the performance
                      of duties for the Company;

               (b) for other reasons not requiring the performance of duties such as vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or a paid leave of absence; and

               (c) as a result of a back pay award (irrespective of mitigation of damages), which is either awarded or agreed to by the Company. The same Hours of Service shall not be credited both under this subsection (c) and under either of subsection (a) or subsection (b) above.

Hours of Service for the performance of duties shall be credited to the Employee for the computation period in which the duties were performed; Hours of Service for reasons other than the performance of duties shall be credited to the Employee for the computation period or periods for which payment is made; Hours of Service resulting from a back pay award or agreement shall be credited to the Employee for the computation period or periods to which the award or agreement pertains.

The number of Hours of Service to be credited under subsection (a) above shall be the actual number of Hours of Service for which such Employee is paid or entitled to payment for the performance of duties. In the case of payments made or due an Employee pursuant to subsection (b) or subsection (c) with respect of the periods described in subsection (b) during which no duties were performed, if such payments are calculated on the basis of "units of time" (such as hours, days, weeks or months), the number of Hours of Service to be credited to the Employee shall be the number of regularly scheduled working hours included in such units of time, or if the Employee has no regularly scheduled working hours, the number of Hours of Service to be credited shall be based on an eight (8) hour day and/or forty (40) hour week. If such payments relating to periods during which no duties were performed are not based on "units of time", the Hours of Service to be credited to the Employee shall be calculated in accordance with the U.S. Department of Labor regulations which can be found at 29 CFR 2530.200b-2(b) and (c) or any successor regulations.

Notwithstanding the foregoing, the crediting of Hours of Service pursuant to the provisions of subsections (b) and (c) above shall be subject to the following limitations:

       (i) except as otherwise provided in this Section with respect to certain authorized leaves of absence, no more than five hundred
                (500) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties;

       (ii) no Hours of Service shall be credited to an Employee with respect to hours for which the Employee is paid or entitled to payment if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, or unemployment compensation or disability insurance laws; and

       (iii) no Hours of Service shall be credited for a payment to an Employee which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

In addition to the Hours of Service to be credited in accordance with the provisions above, an Employee shall be credited with Hours of Service at the rate of eight (8) hours per day, subject to a maximum of forty (40) hours per week, for the following periods during which the Employee is not directly or indirectly paid, or entitled to payment by the Company:

              (a) any leave of absence for military service in the Armed Forces of the United States during which the employee's reemployment rights are guaranteed by federal law, provided the Employee applies for reemployment with the Company after his separation from military service within the time required by such law.

              (b) all or any portion of any other leave of absence which is granted for a reason for which Hours of Service will be credited, all as determined by the Administrative Committee on the basis of a uniform policy applied without discrimination.

Section 1.21. The term "Net Profits" shall mean the consolidated current and accumulated net profits of the Company, if any, calculated in accordance with generally accepted accounting principles before (i) federal and state income taxes and (ii) contributions to the Plan.

Section 1.22. Effective for Accounting Years beginning on or after March 1, 1987, the term "Nondiscrimination Compensation" shall mean the Employee's total earnings while eligible to participate in the Plan as reported on federal income tax Form W-2 for the Accounting Year less amounts received from any qualified or previously qualified plan of the Company, and shall include all amounts not currently includible in the Employee's gross income by reason of the application of Code Sections 125 or 402(g).

Section 1.23. The term "Normal Retirement Age" shall mean Age sixty-five (65).

Section 1.24. The term "Participant" shall mean an Employee who has met the requirements of Article II for participation hereunder.

Section  1.25.  The term "Plan"  shall mean the Butler  Employee  Savings  Trust
(BEST) as originally adopted effective as of March 1, 1987 and as amended from time to time thereafter.

Section 1.26. The term "Rollover Account" shall mean an account established on behalf of an Employee to which shall be credited (i) the value of any amounts transferred from another qualified plan or rolled over into this Plan pursuant to Section 3.10 hereof and (ii) the Employee's proportionate share attributable to this account of the net gain (if any) of the Trust Fund determined in accordance with Section 4.01 hereof. From said account the Employee's proportionate share, attributable to this account, of the net losses (if any) of the Trust Fund as determined in accordance with Section 4.01 hereof and any benefit payments shall be deducted. The Participant's interest in his Rollover Account shall be fully vested and nonforfeitable.

Section 1.27. The term "Spouse" shall mean the legally married husband or wife of a Participant at the earlier of the Participant's date of death or the date benefits are payable to the Participant under the Plan. To the extent required by a "qualified domestic relations order," as such term is defined in Code
Section 414(p), the term Spouse shall include the former husband or wife of the Participant.

Section 1.28. The term "Total and Permanent Disability" or "Totally and Permanently Disabled" shall mean a physical or mental condition which totally and permanently prevents a Participant from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is Totally and Permanently Disabled shall be made solely on evidence that the Participant is (or will be following the requisite waiting period) eligible for disability benefits under the Social Security Act in effect at the date of disability. Total and Permanent Disability shall exclude disability arising from:

              (a) chronic or excessive use of intoxicants, drugs or narcotics;

              (b) intentionally self-inflicted injury or intentionally self-induced sickness;

              (c) a proven felonious act or enterprise on the part of the Participant; or

              (d) military service where the Participant is eligible to receive a government sponsored military disability pension.

Section 1.29. The term "Trust" shall mean the trust created under the Trust Agreement to fund the Plan.

Section 1.30. The term "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee, including all amendments to such Trust Agreement from time to time.

Section 1.31. The term "Trustee" shall mean the Trustee named in the Trust Agreement, its successors and assigns or any successor Trustee named pursuant to the Trust Agreement.

Section 1.32. The term "Trust Fund" shall mean all cash, securities and any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with any income therefrom.

Section 1.33. The term "Valuation Date" shall mean December 31 of each Accounting Year and also may mean any date on which the New York Stock Exchange is open, as of which dates the Trust Fund may be valued at fair market value. The Administrative Committee may from time to time establish such Valuation Dates as it deems desirable.

Section 1.34. "Non-Gender Clause" Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

                                   ARTICLE II

                            PARTICIPATION IN THE PLAN



Section 2.01 - Eligibility to Participate. Each active Employee of the Company shall be eligible to participate in this Plan upon satisfying the requirements set forth in this Section 2.01.

         Section 2.01(a) - Initial Participation. An Employee of the Company shall be eligible to participate in this Plan and make Employee Salary Redirection Contributions in accordance with Section 3.01 hereof as of the Entry Date coinciding with or immediately following such Employee's employment commencement date.

         Section 2.01 (b) - Participation upon Reemployment of a Former Employee. A terminated Participant who resumes employment with the Company shall be eligible to reenter the Plan on his reemployment date.

         A terminated Employee who was not a Participant and who resumes his employment with the Company shall be eligible to become a Participant in this Plan on the Entry Date coincident with or next following his date of reemployment (counting his prior service).

Section 2.02 - Election to Participate. Each eligible Employee shall be furnished a summary of the Plan and an enrollment form. If the Employee elects to participate, he must complete the enrollment form and file it with the Committee. The Employee shall indicate on such form the rate of contribution he elects to make and his choice of investment funds pursuant to Section 4.03, and may designate a Beneficiary (with the written consent of his Spouse, if any, witnessed by a Plan representative or notary public, if a nonspouse Beneficiary is named), to whom benefits should be paid in the event of his death.

An eligible Employee who elects not to participate when first eligible may begin participation as of any later Entry Date upon the submission of his completed enrollment form at least fifteen (15) days prior to the Entry Date.

Section 2.03 - Change in Employment Classification From An Eligible Employee. A Participant who ceases to be an Employee of the Company for the purpose of this Plan while remaining an employee of the Company shall become a limited Participant as of the date of the change of his employment status.

As a  limited  Participant  he  shall  not be  entitled  to  make  contributions hereunder  or to share  in any  Employer  contributions  until  he  changes  his employment status so he again qualifies as an Employee. Such a limited Participant shall, however, be entitled to share in Employer Matching Contributions made for the Accounting Year in which he transferred employment but only in proportion to the eligible Employee contributions made by the Participant for such Accounting

                                      II-1

Year. On each Valuation Date such limited Participant's Accounts shall be adjusted in accordance with Section 4.01.

Section 2.04 - Change in Employment Classification To An Eligible Employee. An employee of the Company or Affiliate (including a limited Participant under Section 2.03) who becomes an Employee for the purpose of this Plan shall be eligible to become a Participant on the Entry Date coincident with or immediately following the date of his change in employment classification.

Section 2.05 - Plan and Trust Binding. Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan and of the Trust, including all amendments thereto.

                                   ARTICLE III

                                  CONTRIBUTIONS


Section 3.01 - Employee Contributions. Each Employee who becomes a Participant in this Plan shall specify on his enrollment form the rate of Employee Salary Redirection Contributions he wishes to make, by payroll deduction, as set forth in this Section 3.01. Such contributions shall be transmitted to the Trustee as soon as reasonably practicable after the end of each month, but in no event shall Employee Salary Redirection Contributions for an Accounting Year be transmitted later than thirty (30) days after the end of such Accounting Year.

         Section 3.01(a) - Employee Salary Redirection Contributions. A Participant's Employee Salary Redirection Contributions shall not be less than one percent (1%) nor more than fifteen percent (15%) of his Compensation, in one percent (1%) increments.

         Section 3.01(b) - Change of Contributions. A Participant may, by filing a written notice with the Administrative Committee, elect to change the rate of his Employee Salary Redirection Contributions, effective as of the next following January 1, April 1, July 1, or October 1. Such written notice shall be filed with the Committee not less than fifteen
         (15) working days prior to the date it is to be effective.

         Section 3.01(c) - Suspension of Contributions. A Participant may, by filing a written notice with the Administrative Committee, elect to suspend his contributions. Such suspension shall be effective as of the next following January 1, April 1, July 1; or October 1 provided it is received fifteen (15) days prior to the first day of such quarter. A Participant may resume making Employee Salary Redirection Contributions as of the first day of any succeeding calendar quarter by filing a written notice with the Committee not less than fifteen (15) working days prior to the effective date of such resumption.

Section 3.02 - Company Matching Contributions. The Company may make contributions out of its Net Profits as set forth in this Section 3.02. As soon as reasonably practicable after the end of each Accounting Year, the Board of Directors may authorize a matching contribution out of the Company's Net Profits equal to twenty-five percent (25%) of each Participant's Employee Salary Redirection Contribution of up to six percent (6%) of his annual Compensation so that the total matching contribution for a Participant shall in no event exceed one and one-half percent (1.5%) of the Participant's Compensation. Such Company Matching Contributions shall be credited to the Participant's Company Matching Account and shall be paid to the Trustee and shall be vested one hundred percent (100%) immediately. Company Matching Contributions, if any, shall be made only on behalf of Participants who are Employees (including Employees who are on a leave of absence or temporary lay off as determined by the Administrative
Committee) as of the last day of the Accounting Year and on behalf of Participants who terminate employment during the Accounting Year for reasons of retirement, disability or death. Note, however, that no Company Matching Contributions will be made in connection with

                                      III-1

Employee Salary Redirection Contributions in excess of the Code Section 402(g) limit as updated by Code Section 415(d).

Section 3.03 - Maximum Deductible Contributions. The contributions of the Company computed in accordance with the provisions of Sections 3.01 and 3.02 above shall be subject to the following limitations:

       (i)      in  no  event  shall  the  Company  be   obligated   to  make  a
                contribution for an Accounting Year in excess of the maximum amount deductible under Code Section 404(a)(3)(A), or any statute or rule of similar import; and

       (ii) if the Company makes a contribution to the Trust Fund due to: (a) a mistake of fact, or (b) a mistake in determining the maximum amount deductible, then the Company may withdraw from the Trust Fund the amount attributable to such mistaken contribution or disallowed deduction provided such amount is withdrawn within one (1) year of the mistaken contribution or disallowed deduction whichever is applicable. If the Company does not choose to withdraw any such amount, it shall be applied to reduce the Company's contribution for the next Accounting Year for which the Company makes a contribution hereunder.

Section 3.04 - Limitations on Contributions.

         Section 3.04(a). Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant's Employee Salary Redirection Contributions (when combined with any other elective deferrals made by the Participant, as defined under Code Section 402(g)(3)), exceed in an Accounting Year nine thousand five hundred dollars ($9,500) in 1996 (or such other amount in subsequent years which shall result from adjustments under Code Section 415(d)). The Company will monitor each Participant's Salary Redirection Contributions throughout the year and will, as necessary, compel a Participant to reduce their Salary Redirection Contributions if the applicable annual dollar limit will be exceeded. If it is determined that the Participant has exceeded the limit set forth in this Section 3.04(a) for an Accounting Year, the excess amount and any income allocable to such excess amount shall be distributed to the Participant no later than the end of the Accounting Year following the Accounting Year in which such excess contribution was made. The return of Employee Salary Redirection Contributions and income shall be accomplished by a proportionate reduction of the affected Participants' investments in the investment funds designated in Section 4.03 as of the Valuation Date preceding the distribution. A distribution shall be made during the same Accounting Year in which the excess Employee Salary Redirection Contributions were made, only if (i) the Participant and the Plan designate the distribution as a distribution of an excess deferral, and (ii) the distribution is made after the date on which the Plan received the excess deferral. Whether or not distributed, excess Employee Salary Redirection Contributions shall continue to be considered as Employee Salary Redirection Contributions for purposes of determining the average deferral percentage under Section

                                      III-2
         3.07 and "annual additions" for purposes of the limitations described in Section 3.04(b).

         Section 3.04(b). Notwithstanding any provisions contained herein to the contrary, except for transfers to a Rollover Account, the total annual addition to any Participant's Accounts in this Plan and any other defined contribution plan of the Company and its Affiliates for any Accounting Year shall not exceed the lesser of (i) thirty thousand dollars ($30,000) or the specific dollar amount set forth in Code
         Section 415(c)(1)(A) as such amount may hereafter be adjusted pursuant to Code Section 415(d)(1)(B), or (ii) twenty-five percent (25%) of the Participant's annual compensation (as hereinafter defined) for such Accounting Year.

         For this purpose, a Participant's compensation shall include his earned income, wages, salaries, fees for professional services, commissions paid to salesmen, compensation based on a percentage of profits, bonuses and other amounts received for personal services actually rendered in the course of employment with the Company and its Affiliates and excluding the following:

         (i) Any Company contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Participant for the taxable year in which contributed, or on behalf of an Employee to a "simplified employee pension plan" to the extent such contributions are deductible under Code Section 219(b)(7), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Participant when distributed;

         (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

         (iv) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

         The term "annual addition" shall mean the total additions in the Accounting Year to the Participant's Accounts in this Plan and any other defined contribution plan of the Company or its Affiliates attributable to:

         (i)      employer contributions;

         (ii)     employee contributions;

                                      III-3

         (iii)    forfeitures; and

         (iv) any post-retirement medical benefits or individual medical accounts maintained under any defined benefit plans of the Company or its Affiliates pursuant to Code Sections 419A(d)(3) and 415(1)(2), which are treated as "annual additions" for purposes of Code Section 415.

Section 3.05 -  Corrective  Adjustments.  In the event that as of any  Valuation

Date corrective adjustments in the "annual addition" to any Participant's Account are required pursuant to Section 3.04(b), such adjustments shall be made by:

       (i) a reduction in the Participant's Company Matching Account in this Plan; and

       (ii) then, by a reduction in the Participant's Employee Salary Redirection Contribution Account.

Section 3.06 - Combined Plans Limit. If a Participant is a participant in a defined benefit plan maintained by the Company, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any limitation year may not exceed 1.0.

For purposes of this Section 3.06, the term "defined contribution plan fraction" shall mean a fraction the numerator of which is the sum of all of the annual additions to (a) the Participant's
Accounts under this Plan and (b) the Participant's accounts under any other defined contribution plans which may be maintained by the Company as of the close of the Accounting Year and the denominator of which is the sum of the lesser of the following amounts determined for such Accounting Year and for each prior Accounting Year of his employment by the Company:

       (i) the product of 1.25 multiplied by the dollar limitation calculated pursuant to Section 3.04(b) for such Accounting Year; or

       (ii) the product of 1.4 multiplied by the percentage limitation calculated pursuant to Section 3.04(b) for such Accounting Year.


For purposes of this Section 3.06, the term, "defined benefit plan fraction" shall mean a fraction the numerator of which is the Participant's projected annual benefit (as defined in the said defined benefit plan) determined as of the close of the Accounting Year and the denominator of which is the lesser of:

       (i) the product of 1.25 multiplied by the dollar limitation under Code Section 415(b)(1)(A) for such Accounting Year; or

       (ii) the product of 1.4 multiplied by the percentage limitation which may be taken into account pursuant to Code Section 415(b)(1)(A) for such Accounting Year.

                                      III-4
The limitation on aggregate benefits from a defined benefit plan and a defined contribution plan set forth in this Section 3.06 shall be complied with by a reduction (if necessary) in the Participant's benefits under the defined benefit plan in accordance with the provisions of such plan and his benefits hereunder shall not be affected by such aggregate limitation.

Section 3.07 - Mathematical Nondiscrimination Test for Employee Salary Redirection Contributions Notwithstanding any of the provisions of this Plan to the contrary, in each Accounting Year beginning on or after January 1, 1987, the Participant's Employee Salary Redirection Contributions shall be subject to the mathematical nondiscrimination test set forth in Code Section 401(k): that is, the "average deferral percentage" of the eligible highly compensated Employees for each Accounting Year shall not exceed the average deferral percentage of the non-highly compensated Employees by more than the limit determined in accordance with the following table, counting for this purpose each Employee Salary Redirection Contribution (including zero (0) Employee Salary Redirection Contributions in the case of any nonparticipating eligible Employee):

                  If the average                The average deferral
                  deferral percentage           percentage (ADP) of
                  (ADP) of the non-highly       the highly compensated
                  compensated Employee is       Employees can be
                  _______________________       ______________________






                  Less than two percent (2%)    Up to the ADP of the eligible
                                                non-highly compensated
                                                Employees multiplied by 2.0
                                                (the "alternative test").

                  Two percent (2%) but not      Up to the ADP of the
                  more than eight percent       eligible non-
                  (8%)                          highly compensated Employees
                                                plus two percent (2%) (the
                                                "alternative test").

                  Eight percent (8%) or more    Up to the ADP of the eligible
                                                non-highly compensated
                                                Employees multiplied by 1.25
                                                (the "general test").

"Average deferral percentage" as used herein shall mean the average of the ratios (calculated separately for each eligible Employee) of (i) the amount of Employee Salary Redirection Contributions actually paid over to the Trust Fund on behalf of each such Employee for such Accounting Year and (ii) the Employee's Nondiscrimination Compensation for such Accounting Year. During each Accounting Year the Company shall monitor the average deferral percentages of the non-highly compensated Employees and of the highly compensated Employees for such Accounting Year. If it appears at any time within an Accounting Year that the mathematical nondiscrimination test may not be satisfied, the Company may suspend or decrease

                                      III-5

the rate of Employee Salary Redirection Contributions of highly compensated Employees (beginning with the highly compensated Employee with the highest average deferral percentage) for the remainder of the Accounting Year. If, after the end of the Accounting Year it is determined that the mathematical nondiscrimination test has not been satisfied, the Company shall direct the Trustee to return the amount of the affected Participants' Employee Salary Redirection Contributions for such Accounting Year that will cause the mathematical nondiscrimination test to be satisfied, with the income allocable to such Participants' Employee Salary Redirection Contributions calculated in accordance with the regulations under Code Section 401(k). In addition, any Company Matching Contributions determined to be attributable to Participant Employee Salary Redirection Contributions returned pursuant to this Section, together with any income allocable to the Company Matching Contributions calculated in accordance with regulations under Code Section 401(m), shall be distributed to the affected Participants. The return of Employee Salary Redirection Contributions and any income and the distribution of Company Matching Contributions and any income shall occur before the end of the Accounting Year following the Accounting Year in which the Plan failed to satisfy the mathematical nondiscrimination test. The return of Employee Salary Redirection Contributions and Company Matching Contributions and any income thereon shall be accomplished by a proportionate reduction of each affected Participant's investments in the investment Funds designated in Section
4.03 as of the end of the applicable Accounting Year in question.

For purposes of this Section and Section 3.08, the term "highly compensated" Employee for an Accounting Year includes an Employee who:


              a. was a five percent (5%) or greater owner of the Company (as defined in Code Section 416(i)) in the current or preceding Accounting Year,

              b. was in the top twenty percent (20%) of all employees of the Company and any Affiliates ranked by compensation and received more than sixty-six thousand dollars ($66,000) (as such amount may be adjusted hereafter by the Secretary of the Treasury as authorized by the Code) in compensation in the current or preceding Accounting Year,

              c. received more than one hundred thousand dollars ($100,000) (as such amount may be adjusted hereafter by the Secretary of the Treasury as authorized by the
                      Code) in compensation in the current or preceding Accounting Year, or

              d. was an officer of the Company or an Affiliate in the current or preceding Accounting Year and received compensation of more than fifty percent (50%) of the Code Section 415(b)(1)(A) defined benefit dollar limit ($60,000 in 1996), but not to include more than fifty
                      (50) individuals or if less, the greater of three (3) employees or ten percent (10%) of all employees of the Company and Affiliates.

For purposes of determining who is a "highly compensated Employee," the term "compensation" shall have the same meaning as specified in Section 3.04(b), but shall include any Employee

                                      III-6

Salary Redirection Contributions to this Plan or amounts excludable from an Employee's gross income by application of Code Section 125.

Notwithstanding the foregoing, an Employee should not be considered a highly compensated Employee for an Accounting year unless he satisfied the definition set forth in (a), (b), (c) or (d) in the preceding Accounting Year, satisfies the definition set forth in (a) in the current Accounting Year, or satisfies the definition set forth in (c) or (d) and is one of the one hundred (100) highest paid Employees of the Company and Affiliates in the current Accounting Year ranked by compensation.

If a Participant  in the Plan is a family member of another  Participant  in the

Plan who is (i) a five percent (5%) owner of the Company, or (ii) one (1) of the top ten (10) highest paid employees of the Company, the Compensation paid to and contributions made on behalf of such family member shall be deemed to have been made on behalf of such five percent (5%) owner or other highly compensated Employee.

Any former employee shall be treated as a highly compensated Employee if such Employee was a highly compensated Employee when he (i) terminated employment, or
(ii) attained Age fifty-five (55). In addition, an Employee who worked only a de minimis amount of service may be considered a highly compensated Employee.

For purposes of this Section, the term "non-highly compensated" Employee for an Accounting Year includes any Employee eligible to participate in this Plan who is not "highly compensated" as defined above.

Notwithstanding any provision of this Section or Section 3.08 to the contrary, the Committee, in its discretion, may determine which Employees are highly compensated Employees for an Accounting Year in accordance with the "calendar year election" or, if applicable, the "simplified method" or "transitional rule" as described in Code Section 414(g) and regulations thereunder.

Section  3.08  -  Mathematical   Nondiscrimination  Test  for  Company  Matching
Contributions: Disposition of Excess Amounts. Notwithstanding any other provisions of this Plan to the contrary, in each Accounting Year, beginning on or after January 1, 1987, the Company Matching Contributions made to the Plan shall be subject to the mathematical nondiscrimination test set forth in Code
Section 401(m)(2)(A): that is, the average contribution percentage of the eligible highly compensated Employees in each Accounting Year shall not exceed the average contribution percentage of the eligible non- highly compensated Employees for such Accounting Year by more than the limit determined in accordance with the following table, counting for this purpose Company Matching Contributions (including zero (0) Company Matching Contributions in the case of any nonparticipating eligible Employee):

                                      III-7

         If the average                        The average contribution
         contribution percentage               percentage (ACP) of the
         (ACP) of the non-highly               highly compensated
         compensated Employees is              Employees can be
         ________________________              __________________________

         Less than two percent (2%)            Up to the ACP of the eligible
                                               non-highly compensated Employees
                                               multiplied by 2.0 (the
                                               "alternative test").

         Two percent (2%) but not more         Up to the ACP of the eligible
         than eight percent (8%)               non -highly compensated Employees
                                               plus two percent(2%) (the
                                               "alternative test").

         Eight percent (8%) or more            Up to the ACP of the eligible
                                               non-highly compensated Employees
                                               multiplied by 1.25 (the "general
                                               test").

For Accounting Years beginning on or after January 1, 1989, the "alternative test" described above may only be used to meet one of the mathematical nondiscrimination tests described in Section 3.07 and 3.08 for the same Accounting Year. To the extent the "alternative test" cannot be used, the "general test" will be applied in the manner described in regulations under Code
Section 401(m).

The term "average contribution percentage" as used herein shall mean the average of the ratios (calculated separately for each eligible Employee) of (i) the sum of the Company Matching Contributions paid over to the Trust Fund on behalf of the Employee for such Accounting Year and (ii) the Employee's Nondiscrimination Compensation for such year.

During each Accounting Year, the Company shall monitor the average contribution percentages of the eligible highly compensated Employees and the eligible non-highly compensated Employees for such Accounting Year and may make prospective adjustments in the Company Matching Contributions, if any, of the eligible highly compensated Employees (beginning with the highly compensated Employee with the highest average contribution percentage) as may be necessary to meet the average contribution test herein. Further, the Committee shall have the discretion to declare a special contribution to the Plan allocable only to the Company Matching Contribution Accounts of the participating non-highly
compensated   Employees,   in   the   ratio   that   each   such   Participant's
Nondiscrimination Compensation for the Accounting Year bears to the total Nondiscrimination Compensation of all such Participants for the Accounting Year. If, after the end of the Accounting Year, it is determined that the average contribution percentage test herein has not been satisfied, the Company shall direct the Trustee to distribute the amount of Company Matching Contributions for such Accounting Year which will cause the average contribution percentage test to be satisfied, with the income, if any, allocable to such Company Matching Contributions calculated in accordance with regulations under Code
Section 401(m). Company Matching Contributions returned in accordance with this

                                      III-8

Section shall be returned no later than the close of the Accounting Year following the Accounting Year for which the Plan failed to satisfy the average contribution thereto and shall be accomplished by a proportionate reduction of each affected Participant's investments in the investment funds designated in
Section 4.03 as of the Valuation Date preceding such distributions.

Section 3.09 - Aggregation of Nondiscrimination Tests. The tests described in Sections 3.07 and 3.08 herein may not be performed on a combined basis for Employee Salary Redirection Contributions and Company Matching Contributions for any Accounting Year beginning on or after January 1, 1989.

Section 3.10 - Rollover Contributions; Plan-to-Plan Transfers. In addition to Employee Salary Redirection Contributions under Section 3.01 and Company Matching Contributions under Section 3.02, an Employee may make contributions to the Plan due to a rollover of his interests from other qualified plans meeting the requirements set forth in the following paragraphs.

An Employee of the Company who would otherwise be eligible to participate in this Plan except that such Employee has been employed before an Entry Date and who has had distributed to him his entire vested interest in a plan which meets the requirements of Code Section 401(a) as a result of (i) termination of employment, (ii) plan termination, (iii) disability, or (iv) on or after he has attained age fifty-nine and one-half (591/2) may, in accordance with procedures approved by the Administrative Committee, contribute part or all of the taxable portion of the distribution received from such other plan to the Trust Fund for this Plan, provided the following conditions are satisfied:

       (i) such contribution occurs on or before the sixtieth (60th) day following his receipt of the distribution from the other plan;

       (ii)     the distribution received from the
                other plan is a "qualified rollover distribution" within the meaning of Code Section 402(a)(5)(D)(i); and

       (iii) the amount contributed is not more than the distribution he received from the other plan less the amount, if any, considered to be an employee after-tax contribution in accordance with Code
                Section 402(e)(4)(D)(i).

An Employee of the Company, regardless of whether he is otherwise eligible to participate in the Plan and in accordance with procedures approved by the Administrative Committee, may also authorize the plan-to-plan transfer of his entire interest in any other retirement plan that is qualified under Code
Section 401(a) to the Trust Fund for the Plan, provided such transferred amount is permitted by such other plan and meets with the other provisions of this
Section 3.10.

Notwithstanding the above provisions of this Section 3.10 to the contrary, any plan-to-plan transfer hereunder shall only be permitted if such amount transferred to the Plan is not a direct or indirect transfer from a transferor plan that is (a) a defined benefit plan, (b) a defined contribution plan subject to Code Section 412, or (c) a defined contribution plan that is subject


                                      III-9

to Code Sections 401(a)(11) and Section 417 with respect to the Participant.
The Administrative Committee shall develop such procedures, and may require such information from the Employee desiring to make such a contribution or transfer, as it deems necessary or desirable to determine that the proposed contribution or plan-to-plan transfer will meet the requirements of this Section 3.10. Upon approval by the Administrative Committee, the amount contributed shall be deposited in the Trust Fund and shall be credited to the Employee's Rollover Account. Upon such a contribution or transfer by an Employee who is not yet a Participant hereunder, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

If an Employee makes a contribution or plan-to-plan transfer as provided in this
Section 3.10, a Rollover Account shall be established for him hereunder equal to the amount contributed to the Trust. Such Account shall be fully vested and nonforfeitable at all times. The Employee's Rollover Account shall be invested at the direction of the Participant pursuant to Section 4.03 as a part of the Trust Fund and shall share in gains and losses in accordance with the terms of
Section 4.01 hereof.

If a Participant is subsequently employed by another employer which has a retirement plan that is qualified under Code Section 401(a), the Administrative Committee may, at the request of the Participant, direct the plan-to-plan transfer of the Participant's Plan benefits directly to the trustee of the qualified plan of the Participant's new employer if the following conditions are met:

       (i) the trustee of the other qualified plan is permitted to accept the transfer of benefits from the Plan;

       (ii) the Participant's transferred assets will be maintained in a separate account (or separate accounts if needed to clearly identify contributions and earnings thereon attributable to employee contributions); and

       (iii)    the Participant's transferred assets
                shall not be forfeitable or reduce in any way the obligation of the new employer.

Amounts transferred from the Plan shall be deducted from the Employee's affected Accounts under the Plan.
                                     III-10

                                   ARTICLE IV

                           ACCOUNTS OF PARTICIPANTS

Section 4.01 - Trust Fund Valuation. As of the market close on each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund and the Administrative Committee shall cause the fair market value of the Accounts to be determined. The value of a Participant's Account, as of any Valuation Date, shall be determined by the number of shares in each investment fund (each "Fund") held by the Trust allocated to such Participant's Account(s) (including any Participant loans), multiplied by the per share net asset value for each Fund as of the market close on such Valuation Date.

Section 4.02. - (Reserved for future use)

Section 4.03 - Investment Funds. The Trustee shall have no responsibility for the selection of investment options within the Trust Fund and shall not render investment advice to any person in connection with the selection of such options. The Administrative Committee shall direct the Trustee as to the investment options in which Participants may invest, subject to the following limitations. The Administrative Committee shall select a range of investment options which shall include the Butler Company Stock Fund as described at
Section 4.05(b) hereof, and which may include (i) mutual funds managed by the investment companies advised by Fidelity Management & Research Company, (ii) a pool of investment contracts or similar fixed income instruments provided in an investment portfolio advised by Fidelity Management & Research Company, and
(iii) mutual funds or other investment funds managed or offered by advisors unrelated to Fidelity.

The Company may from time to time, at its discretion, change, delete or add investment options available within the Trust Fund; provided that until further amendment of the Plan, the Plan shall continue to provide the Butler Stock Fund as an investment option. Income from and proceeds of sales of investments in each Fund shall be reinvested in the same Fund. Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase and sale of securities held in a Fund may be charged to the respective Fund as determined by the Administrative Committee. Any income or other taxes payable with respect to each Fund shall be charged to such Fund. The Trustee may hold amounts in cash or short-term marketable securities for each Fund as it may deem appropriate. The Trustee, on written direction from the Committee, shall be authorized to provide amounts required for loans made pursuant to Section 5.07 from any Fund.

Section 4.04 - Trustee's and Administrative  Committee's Determinations Binding.

In determining the value of the Trust Fund and each Participant's Accounts, the Trustee and the Committee shall exercise their best judgment and all such determinations (in the absence of bad faith) shall be binding upon all Participants and their beneficiaries. All allocations shall be

                                      IV-1
deemed to have been made as of the appropriate Valuation Date regardless of when the allocations are actually made.

Section 4.05 - Investment of Accounts. All Accounts shall be invested as hereinafter provided.

         Section 4.05(a) - Direction by Participants. When an Employee becomes a Participant in the Plan, he becomes responsible for directing the investment of the contributions to his Accounts in one percent (1%) increments (or as nearly as possible) among the Funds.

         Any investment direction made by a Participant will continue in effect until changed by the Participant. A Participant may change his investment direction at any time pursuant to procedures established by the Administrative Committee. The change in investment direction may apply to future contributions, to amounts already invested or to both.

         The terms and conditions of making and changing investment elections shall also be subject to any requirements imposed by the financial institution or other entity which establishes the Funds.

         Directions with respect to investments among the Funds and changes therein may be made by Participants by the use of the telephone exchange system maintained for such purpose by the Trustee or its agent or in such other manner, if any, as the Administrative Committee may determine from time to time. Such investments (or exchanges among investment options) normally shall be made on the same business day that the agent of the Trustee receives a proper direction and monies, if received before 4:00 p.m. Eastern time; if received after 4:00 p.m. Eastern time, the investments normally shall be made the following business day. In the event that the agent of the Trustee fails to receive a proper direction, or if a Participant fails to make an investment election, the assets shall be invested in the Fidelity Money Market Trust: Retirement Money Market (hereafter, the "Money Market Portfolio") until the agent of the Trustee receives a proper direction. The net sales price or purchase price of units in a Fund shall be as determined on the basis of the value of a unit as of the market close on the Valuation Date on which the transaction occurs.

         In addition, contributions the Trustee receives from the Company on other than a Valuation Date shall be invested in the securities of the Money Market Portfolio until the following Valuation Date. Withdrawals (other than those made to accomplish the exchanges) shall be made within ten (10) days of receipt by the agent of the Trustee of a proper direction to withdraw. If any assets allocable to Participant Accounts hereunder are received by the agent of the current Trustee from a predecessor trustee, such investments shall be invested in the Money Market Portfolio until a full reconciliation of such assets has been received from such predecessor trustee, at which time such assets shall then be invested pursuant to proper directions received from a Participant, or as directed by the Administrative Committee.

         It is the intention of the parties to comply with the  requirements  of
         Section 404(c) of ERISA and to enable and require Participants to exercise independent control over assets in their Accounts. Neither the Company, the Administrative Committee, nor the Trustee shall have any responsibility for any loss in connection with Participant's selection of an investment option.

         Section 4.05(b) - Butler Common Stock Fund. One of the investment options under the Plan, referenced in Section 4.03 hereof, shall be the Butler Common Stock Fund ("Butler Stock Fund"), which shall consist of shares of the Common Stock of Butler Manufacturing Company ("Company Stock") and cash (the "Cash Portion") invested in short-term liquid investments maintained by the Trustee necessary to satisfy the Butler Stock Fund's cash needs for Participants' requests for transfers to other Funds, distributions or withdrawals, or held temporarily pending investment in Company Stock.

         Each Participant's proportional interest in the Butler Stock Fund shall be measured in units of participation, rather than shares of Company Stock. This method of accounting is referred to as "unitization". Each unit of the Butler Stock Fund represents a proportionate interest in all of the assets of the Butler Stock Fund, which includes shares of Company Stock and short term investments. A Net Asset Value ("NAV") per unit will be determined on each Valuation Date for each unit outstanding of the Butler Stock Fund.

         Purchases and sales of Company Stock shall be made on the open market as soon as practicable after the Trustee's receipt from the Company and/or the Plan Participants, as applicable, in good order all information and documentation necessary to accurately effect such purchases and sales, subject to market conditions and applicable laws and regulations. Purchases and sales of Company Stock also may be made from or to the Company or third parties who are "parties in interest" as defined in Section 3(14) of ERISA, provided (i) the Company or Administrative Committee so requests, (ii) the purchase or sale is for adequate consideration (within the meaning of Section 3(18) of ERISA) and (iii) no commission is charged.

         Notwithstanding the foregoing, neither the Company nor any affiliate of the Company (other than with respect to directions by an affiliate with respect to that affiliate's account only) may exercise any direct or indirect control or influence over the times when, or the prices at which, the Trustee, or any broker selected by the Trustee, may purchase Company Stock for the Butler Stock Fund, the number of shares of such stock to be purchased, the manner in which such stock is to be purchased, or the selection of a broker or dealer (other than the Trustee) through which purchases may be executed; it being understood that the Company shall not be deemed to have such control or influence solely because it revises not more than once in any three month period the basis for determining the amount of its contributions to the Plan or the basis for determining the frequency of its allocations to the Plan. For purposes of this paragraph only, "affiliate," means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.
                                      IV-3

         Notwithstanding any other provision of this Plan or of the Trust, the provisions of this Section shall govern the voting and tendering of Company Stock. The Company, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Company Stock.

                  (i)    Voting

                         (a) Upon the filing of definitive proxy solicitation materials with the Securities and Exchange Commission, the Company shall cause a copy of all such materials to be sent to the Trustee. Based on these materials, the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the Company, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Company Stock attributable to the Participant's interest in the Butler Stock Fund. The Company shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

                         (b) Each Participant with an interest in the Butler Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Company Stock attributable to the Participant's interest in the Butler Stock Fund. Directions from a Participant to the Trustee concerning the voting of Company Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or to any director, officer or employee of the Company or any affiliated company. Upon its receipt of the directions, the Trustee shall vote the shares of Company Stock as directed by the Participant. Shares of Company Stock attributable to a Participant's interest in the Butler Stock Fund for which the Trustee has received no directions from the Participant shall be voted by the Trustee in proportion to all those shares for which direction has been received by Trustee.

                  (ii)         Tender Offers

                         (a) Upon commencement of a public tender offer or exchange offer for shares of Company Stock ("Tender Offer"), the Company shall notify each Participant with an interest in the Butler Stock Fund of the Tender Offer and shall utilize its best efforts to timely distribute or cause to be distributed to such Participants the same information that is distributed to holders of Company Stock in connection with the Tender Offer, and, after consulting with the Trustee, shall provide and pay for a means by which such

                         Participants may direct the Trustee whether or not to tender the Company Stock attributable to the
                         Participant's interest in the Butler Stock Fund. The Company shall provide the Trustee with a copy of any materials provided to such Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to such Participants.

                         (b) Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Company Stock attributable to the Participant's interest in the Butler Stock Fund. Directions from a Participant to the Trustee concerning the tender of Company Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Company under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or to any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Company Stock as directed by the Participant. The Trustee shall not tender shares of Company Stock attributable to a Participant's interest in the Butler Stock Fund for which it has received no directions from the Participant.

                         (c)   A Participant who has
                         directed the Trustee to tender some or all of the shares of Company Stock attributable to the Participant's interest in the Butler Stock Fund may, at any time prior to the date permited under the Tender Offer for the revocation or withdrawal of tenders (the "Withdrawal Date"), direct the Trustee to revoke or withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the Tender Offer or otherwise revoke the same prior to the Withdrawal Date. A Participant shall not be limited as to the number of directions to tender or to withdraw or revoke a tender that the Participant may give to the Trustee.

                         (d) A direction by a Participant to the Trustee to tender shares of Company Stock attributable to the Participant's interest in the Butler Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of the Participant's interest in the Plan, which may be withdrawn pursuant to the provisions of the Plan. The Trustee shall credit to each Account of the Participant from which the tendered shares were deemed to have been taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered in connection with that Account. Pending receipt of directions from the Participant, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the securities of the Money Market Portfolio.
                                      IV-5
                  (iii)        Shares Credited

                         For all purposes of this Section, the number of shares of Company Stock deemed "attributable" to a Participant's interest in the Butler Stock Fund shall be determined by the Trustee as of the last preceding Valuation Date.
                  (iv)         General

                         With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Company Stock attributable to a Participant's interest in the Butler Stock Fund, the Trustee shall follow the directions of the Participant and, if no such directions are received, the Trustee shall not act. The Trustee shall have no duty to solicit directions from Participants but shall pass on to Participants notices, offers, proxy materials and other information furnished to the Trustee; provided that the Trustee shall have no duty to pass on such information to the extent that the Company has certified to the Trustee that such information has previously been furnished to Participants.


                  (v)    Conversion

                         All provisions in this Section 4.05(b) shall also apply to any securities received as a result of a conversion of Company Stock.

         Section 4.05(c). - (Reserved for future use)

         Section 4.05(d) - Rollover Accounts. If permitted by the Administrative Committee, a Participant who has a rollover Account as set forth in
         Section 3.10 may invest such Account in one percent (1%) increments in the Funds. The initial allocation of his Rollover Account among the Funds may be independent of his investment choices for prospective Employee Salary Redirection Contributions.

         Section 4.05(e) - Loan Accounts. Loans for investment purposes shall be treated as an individual loan investment of the Participant making the loan. Loans will be charged first to the Participant's Employee Salary Redirection Contribution Account, next to his Company Matching Account and then to his Rollover Account if applicable. Repayment of loans shall be credited to the Participant's Accounts from which they were charged but first to his Rollover Account if applicable, next to his Company Matching Account and then to his Employee Salary Redirection Contribution Account. In the last Account to be used for satisfying the loan amount, amounts will be taken from each Fund in said Account, pro rata in proportion to the value of each such Fund on the Valuation Date as of which the loan is made. Loan repayments shall be credited to the investment Fund(s)

                                      IV-6
         within the applicable Account(s) in the same percentage as has been elected for the Participant's future contributions. Interest payments will be credited on a prorata basis using the outstanding principal balance in each Account.

Section 4.06 - Benefit Statements. As soon as reasonably practicable after the end of each calendar quarter of each Accounting Year, the Administrative Committee shall advise each Participant of the value of his Accounts as of those dates.


                                      IV-7




                                    ARTICLE V

                          DISTRIBUTIONS UNDER THE PLAN


Section 5.01 - Valuation of Accounts for Distribution. When a Participant's Accounts become distributable pursuant to Section 5.02 hereof, such Accounts, less any disbursements made from such Accounts, shall be valued, normally as of the market close on the first Valuation Date immediately preceding the distribution.

Section 5.02 - Amount of  Distributions/Distributable  Events.  If a Participant
(i) retires on or after attaining Early Retirement Age or Normal Retirement Age,
(ii) becomes Totally and Permanently Disabled, (iii) dies, or (iv) terminates employment for any other reason, the full value of his Accounts shall become distributable to him, or, in the case of his death, shall become distributable to his Beneficiary, valued as of the Valuation Date set forth in Section 5.01 hereof.

Section 5.03 - Timing of Distributions. Any benefits that become distributable under this Article V shall commence as soon as reasonably practicable after the applicable event in Section 5.02 hereof, but normally no later than sixty (60) days thereafter. If the distributable amount cannot be ascertained and distribution commenced within sixty (60) days following the applicable event in
Section 5.02 hereof, it shall be payable as soon as reasonably practicable thereafter. In no event shall a Participant's benefits be paid or commence later than the first day of April of the calendar year immediately following the date he reaches Age seventy and one-half (70 1/2) even if he is still employed; provided, however, the benefits of a Participant who is not a 5% owner of the Company and who attained age seventy and one-half (70 1/2) prior to January 1, 1988 shall not be required to be paid or commence prior to April 1 of the calendar year immediately following the year in which he retires. In addition, any death benefit that becomes payable under this Plan shall commence (or otherwise be paid) within one (1) year after it becomes distributable hereunder. Notwithstanding any provision of this Article V, the Participant must consent in writing to a distribution of his benefits if: (i) the present value of the Participant's nonforfeitable Accounts exceeds $3,500 and (ii) the Committee directs the Trustee to make distribution to the Participant prior to his attaining the later of Normal Retirement Age or Age 62.

Section 5.04 - Form of Distributions. Distributions of any benefits under the Plan attributable to the Participant's Employee Salary Redirection Contribution

Account, Company Matching Contribution Account and Rollover Account, if any, shall be in the form of a lump sum distribution in cash or in kind, as elected by the Participant. If a Participant has elected under Section 4.05 to invest in the Butler Common Stock Fund, the Participanat may request a distribution in the form of shares of Butler Common Stock equal to the number of whole shares of Common Stock attributable to such Participant's interest in the Butler Stock Fund on the Valuation Date as of which the amount of the Participant's distribution is determined, with the value of any balance of such interest to be distributed in cash.

                                       V-1


Section 5.05 - In-Service Withdrawals by Participants. A Participant may, while employed by the Company, withdraw amounts from his Rollover Account, Company Matching Account (provided Company Matching Contributions are not aggregated with Employee Salary Redirection Contributions in satisfying the mathematical nondiscrimination tests of Sections 3.03 and 3.04) and/or Employee Salary Redirection Contribution Account, provided the withdrawal is approved by the Administrative Committee and otherwise satisfies the terms and conditions of this Section 5.05. Hardship withdrawal distributions shall be made only in cash.

       Section 5.05(a). With respect to his Rollover Account, a Participant may request a hardship withdrawal of the entire value of such Account, including any investment earnings in the Account.

       Section 5.05(b). With respect to the Employee Salary Redirection Contribution Account, a Participant may request a hardship withdrawal up to the value of his Employee Salary Redirection Contributions in such Account, excluding accumulated investment earnings thereon.

       Section 5.05(c). Provided Company Matching Contributions are not aggregated with Employee Salary Redirection Contributions for purposes of satisfying the mathematical nondiscrimination tests of Sections 3.03 and
       3.04 herein, a Participant may request a hardship withdrawal up to the value of the Company Matching Contributions in such Account, excluding any accumulated investment earnings thereon.

       Section 5.05(d). For purposes of this Section 5.05, "financial hardship" shall mean an immediate and heavy financial need of the Participant, which cannot be satisfied from other reasonably available resources, for reasons of:

       (i)    medical expenses incurred by the
              Participant, his spouse or his dependents;

       (ii)   the payment of tuition and related
              educational fees for the next twelve months of post-secondary education for the Participant, his spouse or his dependents;

       (iii)  the purchase of a principal residence
              of the Participant (not including mortgage payments); or,

       (iv)   the need to prevent eviction of the
              Participant from his principal residence or foreclosure on the mortgage of such principal residence.

       A hardship withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

       (i)    The distribution is not in
              excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may

                                       V-2

              include any amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

       (ii) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company.

       (iii) The Plan and all other plans maintained by the Company limit the Participant's elective contributions for the next taxable year to the applicable limit under Code Section 402(g) for that year minus the Participant's elective contributions for the year of hardship distribution.

       (iv)   The Participant is prohibited,
              under the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and employee contributions to the Plan and all other plans maintained by the Company for at least twelve (12) months after receipt of the hardship distribution. For this purpose, the phrase "all other plans maintained by the Company" means all qualified and nonqualified plans of deferred compensation maintained by the Company. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125 (excluding contributions to a health and welfare plan under Code Section 125).

       However, a hardship withdrawal can be obtained for the above outlined reasons if a Participant represents in writing to the Committee that the financial hardship cannot be relieved through (i) insurance, (ii) reasonable liquidation of the Participant's assets, (iii) ceasing of Employee contributions, or (iv) borrowing from this Plan or other plans maintained by the Company from commercial lenders on reasonable terms.

       A hardship withdrawal (i) may not be less than five hundred dollars ($500); and (ii) may not exceed the amount necessary to meet the financial hardship. Hardship withdrawals shall be made first from a Participant's Salary Redirection Contribution Account and thereafter from the Participant's Rollover Account and thereafter from his Company Matching Account. Such withdrawals shall be accomplished by a proportionate reduction from such investment Fund(s) which may apply to such Accounts. In no event shall a hardship withdrawal exceed the sum of the Participant's Rollover Account, if any, plus the amount of the Participant's Employee Salary Redirection Contributions and Company Matching Contributions.

Section  5.06  -  Qualified  Domestic  Relations  Orders.   Notwithstanding  any
provisions herein to the contrary, the Plan and Trustee shall comply with the provisions of a "qualified domestic relations order" as defined in Code Section 414(p).
Section 5.07 - Loans to Participants. Subject to thirty (30) days notice and upon proper application of a Participant in such form as the Administrative Committee may specify, the Administrative
Committee will direct the Trustee to make a loan to the Participant. The
                                   V-3

application, and the resulting loan, must meet the terms and conditions specified by the Administrative Committee and in the following provisions of this Section 5.07.

       Section 5.07(a). A loan shall not be made that exceeds the lesser of fifty thousand dollars ($50,000) reduced by the highest outstanding loan balance during the twelve (12) month period ending on the date the loan application is received by the Administrative Committee, but not in any case more than fifty percent (50%) of the total of the Participant's Salary Redirection Contribution Account, Company Matching Account and Rollover Account, if any, determined as of the Valuation Date coincident with or immediately preceding the date the loan application is received by the Administrative Committee, less any distributions from such Accounts since such Valuation Date, plus any Employee Redirection Contributions and Company Matching Contributions since that Valuation Date.

       Section 5.07(b). No loan may be for an amount of less than one thousand dollars ($1,000). A Participant may have no more than one loan outstanding from the Plan at any one time, and may not apply for a loan while he has a loan outstanding.

       Section 5.07(c). The term of repayment for the loan shall be that determined by the Participant, but shall not be less than twelve (12) months nor exceed the maximum term established by normal rules adopted by the Administrative Committee. Except for a loan for the purchase of a primary residence, the Committee's formal rules shall not allow a term in excess of sixty (60) months for any loan. Such formal rules shall be reduced to writing and shall be made available, upon request and free of charge, to any Participant.

       Section 5.07(d). The Participant shall authorize the Company to deduct approximately equal monthly payments of principal and interest from his Compensation in such an amount as would permit the loan to be fully amortized over its term. The Company shall transfer such payroll deductions to the Trustee as soon as reasonably practicable. If a Participant is not receiving Compensation during a period of time, he shall remit the monthly payments that would otherwise be deducted from his Compensation directly to the Trustee.

       Section 5.07(e). A Participant may prepay, at any time, any portion or all of the then outstanding principal balance of his loan, together with interest, without premium or penalty.

       Section 5.07(f). The loan shall be made against the assignment of the Participant's Employee Salary Redirection Contribution, Company Matching Contributions, and Rollover Accounts, and shall be evidenced by the Participant's promissory note for the amount of such loan, including interest, payable to the order of the Trustee; provided, however, with respect to any loan granted or renewed after October 18, 1989, no more than (i) fifty percent (50%) of the present value of a Participant's vested Accounts or (ii) the amount of principal and interest owed from time to time, may be considered by the Plan as security for the outstanding balance of all Plan loans made to that Participant, determined immediately after the origination of each Participant loan secured in whole or in part by that Participant's vested Accounts.

                                       V-4


       Section 5.07(g). The loan shall bear a reasonable rate of interest set by the Administrative Committee in accordance with uniform procedures consistently applied in a manner that does not discriminate in favor of officers or highly compensated Participants.

       Section  5.07(h).  The terms of the  promissory  note for said loan shall provide that, if the Participant defaults on the loan by not making payments when due, and if the entire balance due, including interest, is not paid by the Participant within thirty (30) days following the default, the Trustee, upon a direction from the Committee, shall execute upon the security of the Participant's Company Matching Contribution
       Account   (unless  said   Account  has  been   utilized  to  satisfy  the
       nondiscrimination tests described in Section 3.07) and his Rollover Account in satisfaction of the unpaid debt. If such execution upon the Participant's Company Matching Contribution Account (if available) and Rollover Account, if any, is insufficient to satisfy the unpaid debt, the Trustee shall delay execution upon the Participant's Employee Salary Redirection Contribution Account until such time as the Participant becomes entitled to a distribution therefrom, at which time the Trustee shall execute upon such Account to the extent necessary to repay the debt.

       Section 5.07(i). No distribution under this Article V shall be made to any Participant, former Participant, or Beneficiary unless and until all unpaid loans, including accrued interest, have been repaid (which may be offset from any benefit payment distributions hereunder).

       Section 5.07(j). As of the date of this restatement of the Plan, loans may be made only for the following purposes: (i) purchase, repair, or renovation of primary residence, (ii) college tuition, (iii) severe, unreimbursed medical expense, or (iv) a consumer purchase. In granting or refusing any request for a loan hereunder, the Committee shall apply uniform standards consistently in a manner that does not discriminate in favor of officers, or highly-compensated Participants.

       Section 5.07(k). A period of at least thirty (30) days must elapse between repayment of a loan and the creation of another loan to the same Participant.

       Section 5.08 - Direct Rollover of Eligible Rollover Distributions. For distributions made after December 31, 1992, a Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of such Participant's eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover designation. For purposes of this Section 5.08, a Participant includes a Participant's surviving spouse and the

       Participant's spouse or former spouse who is an alternate payee under a qualified domestic relations order.

       The following definitions apply to this Section 5.08:

                                       V-5

       Section 5.08(a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of a Participant's Account Balances, except an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent required under Code Section 401(a)(9); and the portion of any distribution which is not included in gross income.

       Section 5.08(b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), which accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

       Section 5.08(c)Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE VI

                                 ADMINISTRATION


Section 6.01 - Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust as follows:

       (a) The Company shall have the sole responsibility for making the contributions specified in Article III. The Company shall have the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, this Plan or the Trust. For purposes of ERISA, the Company shall be deemed to be the Plan Administrator.

       (b) The Administrative Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement. The Administrative Committee may appoint one or more employees of the Company to have the responsibility of implementing such administration of the Plan as the Administrative Committee shall direct.

       (c) The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, as directed by the Participants and the Administrative Committee and as specifically provided in the Trust Agreement.

       (d) A Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of his or its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any party may serve in more than one (1) fiduciary capacity with respect to the Plan or Trust.

Section 6.02 - Administrative Committee. The general administration of the Plan and the responsibility for carrying out the provisions hereof shall be placed in a committee of one (1) or more members, each of whom shall be appointed by the Chairman of the Board of Directors and serve at the pleasure of the Chairman. Any member of the Administrative Committee may resign by notice in writing filed with the Chairman of the Board of Directors of the Company, such resignation to become effective no earlier than the date of such written notice.

All customary and reasonable expenses of the Administrative Committee may be paid by the Company or charged against the Trust Fund as the Company elects. Members of the Administrative Committee shall not receive compensation with respect to their services for the Administrative Committee. The Administrative Committee shall hold meetings upon notice, at such place or places, and at such time or times, as they may determine. A majority of the members of the Administrative Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or actions taken by the Administrative Committee at a meeting shall be by vote of the majority of the Administrative Committee present. Action by the Administrative Committee may be taken without a formal meeting by the written authorization of all of the members thereof.

The Administrative Committee shall exercise its powers hereunder in a uniform and nondiscriminatory manner, but in the exercise of its discretion. An Administrative Committee member shall be disqualified from acting upon any matter affecting only himself.

Section 6.03 - Administrative Committee's Powers and Duties. The Administrative Committee shall have such powers and duties as may be necessary to discharge its functions hereunder, in its sole and exclusive discretion, including but not limited to, the following:

              (a) to construe and interpret the Plan, to decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder,

              (b) to formulate uniform rules and regulations wherever, in the opinion of the Administrative Committee, such rules and regulations are required by the terms of the Plan or would facilitate the operation of the Plan;

              (c) to make a determination as to the right of any person to a benefit;

              (d) to obtain from the Company and from Employees such information as shall be necessary for the proper administration of the Plan, to fully rely upon such information and, when appropriate, to furnish such information promptly to the Trustee or other persons entitled thereto;

              (e) to prepare and distribute, in such manner as the Administrative Committee determines to be appropriate, information explaining the Plan;

              (f) to furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

              (g) to establish and maintain such accounts in the name of the Company and of each Participant as are necessary;

              (h)      to instruct the Trustee with respect to the payment
                      of benefits hereunder;

              (i) to provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets;

              (j) to authorize one or more of its members, or any agent, to make any payment on behalf of the Administrative Committee (including instructions to the Trustee as to the application or disbursement of the Trust Fund) and to appoint agents and clerks, and such professional services, including legal, accounting and actuarial, as may be required in carrying out the provisions of the Plan;

              (k)      to keep all such books of accounts, record and other
                      data as may be necessary for the proper administration of the Plan; and

              (l) to select as investment options under the Plan, at least three diversified Funds with materially different risk and return characteristics advised by qualified investment managers; provided, that the Butler Common Stock Fund shall remain an additional option until the Plan is amended to eliminate the same as an option.

              Notwithstanding the foregoing, the Administrative Committee shall have no authority to direct the investment, reinvestment, or exercise of any voting or other stock rights withrespect to any assets of the Trust allocated to any Fund maintained by the Trust.

Section 6.04 - Claims Procedure. Subject to the limitations of the Plan and of the Trust Agreement, the Administrative Committee shall from time to time establish rules for the administration of the Plan and the transaction of its business. Without limiting the generality of the above, it is specifically provided that the Administrative Committee shall set forth in writing, available for inspection by any interested party, the procedures to be followed in presenting claims for benefits under the Plan. The Administrative Committee shall rely on the records of the Company, as certified to it, with respect to any and all factual matters dealing with the employment of an Employee or Participant. In case of any factual dispute hereunder, the Administrative Committee shall resolve such dispute giving due weight to all evidence available to it. The Administrative Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. All such determinations shall be final, conclusive and binding except to the extent that they are appealed under the following claims procedure. In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Administrative Committee shall provide to the claimant, normally within sixty (60) days after receipt of such claim, a written notice setting forth:

       (i)      the specific reason or reasons for the denial;

       (ii) specific references to the pertinent Plan provisions on which the denial is based;

       (iii)    a description of any additional
                material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

       (iv)     an explanation of the Plan's claim
                procedure.

Within sixty (60) days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Administrative Committee for a full and fair review. The claimant or his duly authorized representative:

       (i) may request a review upon written notice to the Administrative Committee;

       (ii)     may review pertinent documents;
                and

       (iii)    may submit issues and comments in
                writing.

A decision by the  Administrative  Committee  shall be made not later than sixty
(60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered as soon as practicable, but in no event later than one hundred twenty
(120) days after such receipt. The Administrative Committee's decision on review shall be written and include specific reasons for the decision, with specific references to the pertinent Plan provisions on which the decision is based.

Section 6.05 Non-Discrimination. The Administrative Committee shall not take any action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Administrative Committee which would be discriminatory in favor of Participants or Employees who are officers, or highly-compensated employees as defined by Code Section 401(a)(4) or which would result in the application of different rules to substantially similar sets of facts.

Section 6.06 - Trustee May Request Instructions. The Trustee may request instructions in writing from the Administrative Committee and may rely and act thereon.

Section 6.07 - Legal Counsel. The Administrative Committee may consult with legal counsel (who may also be legal counsel to the Company) concerning any question which may arise with reference to its duties under this Plan and the opinion of such legal counsel shall be full and complete protection with respect to any action taken or suffered by the Administrative Committee hereunder in good faith and in accordance with the opinion of such legal counsel.

Section 6.08 - Payment of Advisors. The compensation of any legal counsel, accountants, consultants and other agents and any other expenses incurred by the Administrative Committee in the administration of the Plan and Trust may be paid by the Company or charged against the Trust Fund as the Company elects.

Section 6.09 - Indemnification. In addition to indemnity provided to officers and directors of the Company pursuant to the Certificate of Incorporation of the Company, or any statute, bylaw or contract, the Company agrees to indemnify and save harmless the members of the Administrative Committee, and each of them,
and any person to whom the  Committee  may  specifically   delegate  its
duties  or  responsibilities
hereunder (a "delegee"), from and against any and all loss  resulting from any liability to which the Administrative Committee, or any members of the Committee (or delegee), may be subjected by reason of any act or conduct  (except  willful  misconduct or gross  negligence) in their official capacities in the administration of this Plan, including all legal and other expenses reasonably incurred in their defense, in the case the Company fails to provide such defense. Any such legal or other expenses not otherwise provided by the Company shall be advanced as incurred prior to any outcome upon a written undertaking to reimburse the same should a court determine that the indemnified person is not entitled to such indemnity. The indemnification provisions of this Section 6.09 shall not relieve any Committee member (or delegee) from any liability the member or other person may have under the ERISA for breach of fiduciary duty.

                                   ARTICLE VII

                         THE TRUST FUND AND THE TRUSTEE


Section 7.01 - Trust Agreement. The Company has entered into a Trust Agreement with the Trustee to hold the funds set aside pursuant to this Plan. The Trust Agreement may include a provision for participation in a joint, master or associated trust fund or pooled separate account for the purpose of pooling investment experience.

Section 7.02 - Investment of Trust Fund. The Trustee shall have all the powers and duties granted herein subject to the limitations in the Trust Agreement with respect to the investment of the Trust Fund and the Trustee shall keep separate records reflecting the investment earnings (or losses), receipts, disbursements, purchases, sales and list of holdings of such assets.

Section 7.03 - Non-Reversion: Exclusive Benefit Clause. The Trust Fund shall be received, held in Trust and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. Except as provided in Sections 3.03(ii) and 3.05 hereof, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries under this Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement. Notwithstanding the above, nothing in this Section 7.03 nor the Plan shall preclude the Trustee from complying with a "qualified domestic relations order" as defined in Code Section 414(p).

Section 7.04 - Removal of Trustee. The Company may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement and, upon such removal or resignation, the Company, through a duly authorized officer, shall appoint a successor trustee.

Section 7.05 - Powers of Trustee. The Trustee shall have such powers to hold, invest, reinvest, control and disburse the funds as shall be set forth in the Trust Agreement or this Plan.

Section 7.06 - Trust Agreement Part of Plan. The Trust Agreement and any joint, master or associated trust fund or pooled separate account shall be deemed to form a part of the Plan and the rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement and any joint, master or associated trust fund or pooled separate account.

Section 7.07 - Trustee's Settlement of Accounts. The Trust Agreement may contain provisions granting authority to the Company to settle the accounts of the Trustee on behalf of all persons having or claiming interest in the Trust Fund.




                                      VII-1

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION


Section 8.01 - Amendment. The Company, through a duly authorized officer, hereby reserves the right, at any time, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make any such amendment effective retroactively, if necessary, to bring the Plan into conformity with any governmental regulations which must be complied with so that the Plan and Trust Fund shall continue to qualify under Code Sections 401(a) and 401(k). No modification or amendment shall make it possible for the Trust assets to be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries, except as provided in Sections 3.03(ii) and 3.05 hereof.

Section 8.02 - Termination. The Company, through a duly authorized officer, may terminate or partially terminate this Plan at any time.

Section 8.03 - Distribution of Accounts Upon Plan Termination. If the Company terminates the Plan or partially terminates the Plan, the Administrative Committee shall compute the value of the Accounts of the affected Participants which shall be fully vested and nonforfeitable. The Accounts of each such Participant shall be distributed in the manner otherwise provided in Section
5.04 hereof as soon as administratively feasible or unless the Company, in its discretion, and if permitted under the Internal Revenue Code and the regulations thereunder, directs the Accounts of the affected Participants continue to be held in the Trust Fund to be distributed upon each Participant's retirement, death, disability or termination of employment.


























                                     VIII-1

                                   ARTICLE IX

                              TOP-HEAVY PROVISIONS


Section 9.01 - Application. The provisions of this Article IX shall only be applicable if the Plan becomes "top-heavy" (as defined in Code Section 416(g)) aggregating this Plan and any other plans maintained by the Company, including those plans which may have terminated, which are part of an "aggregation group of plans" (as hereinafter defined). Generally this Plan would be "top-heavy" if sixty percent (60%) or more of the aggregate present value of the accrued benefits of Participants in the "aggregation group of plans" maintained by the Company as of any "determination date" (as defined in Code Section 416(g)(4), i.e., each December 31 beginning as of December 31, 1986), are attributable to "key employees" (as defined in Code Section 416(i)(1)). For this purpose, benefit payments to "key employees" during the Accounting Year (ending with such determination date) or for any of the four (4) immediately preceding Accounting Years shall be taken into consideration, but Rollover contributions and the Accounts of former key employees shall not be taken into consideration. The present value of accrued benefits in the Company's defined benefit plan shall be determined on the basis of actuarial assumptions then being used in such plan to comply with Code Section 401(a)(25). The benefits of an Employee who has not performed services for the Company at any time during the 5-year period ending on the determination date for top- heaviness are disregarded in determining whether the Plan is top-heavy. If the Plan becomes "top-heavy" as of any determination date, then effective in the next succeeding Accounting Year, the provisions of this Article IX shall apply.

Section 9.02 - Special Minimum Benefit. If this Plan becomes "top-heavy," for each year the Plan is top-heavy the Company shall make a minimum annual contribution for each Employee of the Company who is employed on the last day of the Accounting Year and who is not a "key employee," to the extent not already provided by the Company through another qualified plan maintained by such Company in which the Employee is a Participant, in an amount equal to the lesser of three percent (3%) of his "compensation" or the highest percentage of "compensation" contributed on behalf of a key employee. For purposes of this
Section 9.02, "compensation" shall have the same meaning as in Section 1.10 hereof. Such non-key employee shall receive this contribution regardless of his level of compensation.

Section 9.03 - Special Combined Plans Limit.  Notwithstanding  the provisions of
Section 3.08 hereof to the contrary, the denominators of the defined benefit plan fraction and defined contribution plan fraction shall, if this Plan becomes "top-heavy," be amended by the product of 1.0 rather than 1.25 of the applicable dollar limits. If an Employee who is not a "key employee" participating in this Plan also participates in a defined benefit plan the Company maintains, such an Employee's guaranteed minimum contribution under this Plan shall equal five percent (5%) of his "compensation", irrespective of the minimum contribution provided in Section 9.02.

Section 9.04 Key Employee Defined. The term "key employee" shall have the same meaning as is specified in Code Section 416(i)(1), to wit:

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

       (i) certain officers of the Company (but not more than fifty (50) officers or, if less, the greater of three (3) officers or ten percent (10%) of all employees);

       (ii) the ten (10) employees with the largest equity interest in the Company whose total annual compensation in the applicable Accounting Year was one hundred percent (100%) or more of the maximum annual additions to a defined contribution plan for such year under Code Section 415(c)(1)(A);

       (iii)    any Participant with a five percent
                (5%) equity interest in the Company;

       (iv) any Participant with a one percent (1%) equity interest in the Company whose total annual compensation in the applicable Accounting Year is one hundred fifty thousand dollars ($150,000) or more; or

       (v) any Employee earning more than 150% of the Code Section 415 defined contribution limit.

In  determining  "equity  interest,"  the  attribution  rules  set forth in Code
Section 318 shall be taken into consideration. The term "key employee" as of any determination date shall be applied to any Participant, former Participant or vested terminated Participant (or his Spouse or Beneficiary) who was a "key employee" during the Accounting Year (ending with such determination date) or in any of the four (4) immediately preceding Accounting Years. The term "officer," for this purpose, shall only include any officer of the Company whose total cash compensation for the applicable Accounting Year was at least one hundred fifty percent (150%) or more of the maximum annual additions to a defined contribution plan for such year under Code Section 415(c)(1)(A).

Any Employee who is not a "key employee" shall be a "non-key employee." "Non-key employees" include employees who are former "key employees."

Section 9.05 - Aggregation Group of Plans Defined. The term "aggregation group of plans" shall have the same meaning as is specified in Code Section 416(g)(1), including for this purpose both required and permissive "aggregation groups of plans, i.e. (i) each qualified retirement plan maintained by the Company in which a "key employee" is a Participant, (part of a "required aggregation group of plans") and/or (ii) each other qualified retirement plan maintained by the Company which enables any other plan of such Company to meet the requirements of Code Sections 401(a) or Section 410, and/or (iii) any other qualified retirement plan maintained by the Company (part of a "required aggregation group of plans") provided such other plan would continue to meet the requirements of CodeSections 401(a)(4) and 410 if this Plan and any plans included in (i) and (ii) hereof are also taken into account (part of a "permissive aggregation group of plans").

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS


Section 10.01 - Plan Merger, Consolidation or Transfer of Assets. In the case of any merger, consolidation, or transfer of assets or liabilities to any other plan, such plan shall provide that each Participant would, if the plan terminated immediately after the merger consolidation or transfer, receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

Section 10.02 - Spendthrift Clause. Except as otherwise provided in Section 5.06 and 5.07, none of the benefits under the Plan are subject to the claims of creditors of Participants or their Beneficiaries nor are they subject to attachment, garnishment or any other legal process. Neither a Participant nor his Beneficiary may assign, sell, borrow on or otherwise encumber his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or Beneficiary. Notwithstanding the above, nothing in this Section 10.02 nor the Plan shall preclude the Administrative Committee or the Trustee from complying with a "qualified domestic relations order" as defined in Code Section 414(p).

Section 10.03 Plan Voluntary. Although it is the intention of the Company that this Plan shall be continued and contributions made regularly, this Plan is entirely voluntary on the part of the Company and the continuance of the Plan and any payments hereunder are not assumed as a contractual obligation of the Company.

Section 10.04 - Reservation of Right to Suspend or Discontinue Contributions. The Company specifically reserves the right in its sole and uncontrolled discretion and by its official and authorized acts to modify, suspend (in whole or in part) at any time or from time to time and for any period or periods or to discontinue at any time their contributions under this Plan.

Section 10.05 - Non-Guarantee of Employment. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

Section 10.06 - Governing Law. This Plan shall be construed in accordance with the laws of the State of Missouri, except where such laws are superseded by ERISA, as amended or the Internal Revenue Code, in which case ERISA or the Code, as the case may be, shall control.

Section 10.07 - Facility of Payment. In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, the Administrative Committee, in its sole, absolute and uncontrolled discretion may, but need not, order the Trustee to make such

                                       X-1
distribution to a legal or natural guardian of such minor or incompetent and any such guardian shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent and the receipt of such guardian shall be a complete discharge to the Trustee without any responsibility on its part or on the part of the Administrative Committee to see to the application thereof.

Section 10.08 - Severability Clause. In the event any provisions of this Plan document shall be held illegal or invalid for any reasons, the illegality or invalidity shall not affect the remaining provisions of this Plan document, which shall be fully severable and this Plan document shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

Section 10.09 - Successor Companies. In the event of a merger or consolidation of the Company or transfer of all or substantially all of its assets to any other corporation, partnership or association, provision may be made by such successor corporation, partnership or association, at its election, for the continuance of this agreement and the retirement plan created hereunder by such successor entity. Such successor shall, upon its election to continue the Plan, be substituted in place of such Company by an instrument duly authorizing such substitution and duly executed by the Company and its successor. Upon notice of such substitution accompanied by a certified copy of the resolutions of the governing Board of Directors of such Company and its successor, authorizing such substitution and delivered to the Trustee, the Trustee and all Participants hereunder shall be authorized to recognize such successor in the place of such former Company.

Section 10.10 - Text of Plan Document Controls. Titles of Articles in this Plan are inserted for convenience of reference only and in the event of any conflict, the text of this instrument, rather than such titles, shall control.

                                   SIGNATURES






       IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 4th day of April, 1996, to be effective as of April 1, 1996.




Attest:     (SEAL)                           BUTLER MANUFACTURING COMPANY,
                                             a Delaware corporation


s/Richard O. Ballentine                         s/John W. Huey
___________________________                  By ___________________________

       Secretary                         Title:  Vice President, Administration






















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